EXHIBIT 5.1


                           OPINION REGARDING LEGALITY

                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                         1299 PENNSYLVANIA AVENUE, N.W.
                                   TENTH FLOOR
                             WASHINGTON, D.C. 20004
                   TELEPHONE (202) 508-9500 FAX (202) 508-9700

                                 January 6, 2005


Bioenvision, Inc.
345 Park Avenue, 41st Floor
New York, NY 10154

        Re: Bioenvision, Inc. - Post-Effective Amendment No. 1 to the Registration of 2003 Stock Incentive Plan on Form S-8
                -----------------------------------------------------

Ladies and Gentlemen:

        We have acted as special counsel for Bioenvision, Inc., a Delaware corporation (the "Company"), in connection with a registration statement on Form S-8 (SEC File No. 333-113094), filed by the Company on February 25, 2004, as amended by Post-Effective Amendment No. 1 thereto, which is being filed by the Company with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). The Registration Statement covers 4,500,000 Common Shares of Beneficial Interest, par value $0.001 per share ("Common Shares"), which may be issued under the Company's 2003 Stock Incentive Plan (the "Plan") as amended by the Company's Board of Directors (the "Board") on October 25, 2004 (the "Amendment"), 1,500,000 Common Shares which have been issued pursuant to an option award agreement (the "Option Agreement"), dated April 30, 2001, between the Company and Christopher B. Wood, M.D., and Common Shares which may be issued as may be necessary to satisfy the anti-dilution provisions of the Plan and the Option Agreement. This opinion is being furnished to you as a supporting document for such Registration Statement.

        In this connection we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the following:

        (i) The Articles of Incorporation, including all amendments thereto, of the Company, as in effect on the date hereof;

        (ii) The By-Laws of the Company, including all amendments thereto, as in effect on the date hereof;

        (iii) The Notice of the Annual Meeting of Stockholders and Proxy Statement mailed to holders of Common Stock of the Company noticing an annual meeting of holders of shares of the


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Company held on January 14, 2004 and describing the actions to be voted on at such meeting, including approval of the Amendment;

        (iv) The Notice of the Annual Meeting of Stockholders and Proxy Statement mailed to holders of Common Shares of the Company noticing an annual meeting of holders of shares of the Company held on December 17, 2004 and describing the actions to be voted on at such meeting, including approval of the Amendment;

        (v) Resolutions of the Board, adopted pursuant to Unanimous Written Consent of the Board on November 17, 2003, approving the Plan and authorizing the registration of the 3,000,000 Common Shares that may be issued pursuant to the Plan under the Securities Act of 1933, as amended;

        (vi) Resolutions of the Board, adopted pursuant to Unanimous Written Consent of the Board on October 25, 2004, approving the Amendment and authorizing the registration of the additional 1,500,000 Common Shares that may be issued pursuant to the Plan under the Securities Act of 1933, as amended; and

        (vii) The Registration Statement, as amended, filed with the Securities and Exchange Commission with respect to the 4,500,000 Common Shares issuable upon exercise of options granted under the Plan; and

        (viii) The Option Agreement between the Company and Christopher B. Wood, M.D., dated April 30, 2001.

        In addition, we have obtained from public officials, officers and other representatives of the Company, and others such certificates, documents and assurances as we considered necessary or appropriate for purposes of rendering this opinion. In our examination of the documents listed in (i)-(vii) above and the other certificates and documents referred to herein, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on documents not executed in our presence and facsimile or photostatic copies of which we reviewed, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. Without limiting the generality of the foregoing we have relied upon the representations of the Company as to the accuracy and completeness of (i) the Articles of Incorporation and the By-laws of the Company; (ii) the Plan; (iii) the Amendment; (iv) the Registration Statement; and (v) the representations of the Company that (a) the resolutions of the Board, dated November 17, 2003 and October 25, 2004, approving, among other things, the Plan, the Amendment, filing the Registration Statement, and reserving the 4,500,000 Common Shares that may be issued pursuant to the Plan, and (b) the Articles of Incorporation and By-laws of the Company have not been rescinded, modified or revoked.

        Based upon the assumptions, qualifications and limitations set forth herein, and relying upon the statements of fact contained in the documents that we have examined, we are of the opinion, as of the date hereof, that when options have been exercised as contemplated by the Plan and consideration has been paid for the Common Shares underlying the options as contemplated by the Plan, such Common Shares will constitute legally issued, fully paid and nonassessable, and valid and binding obligations of the Company.


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Opinion of Paul, Hastings, Janofsky & Walker LLP                               3


        In addition to the assumptions set forth above, the opinions set forth herein are also subject to the following qualifications and limitations:

        (a) The opinions expressed in this letter are based upon the assumption that the Company will cause the Registration Statement to become effective and the Company will keep the Registration Statement effective and that any Common Shares issued upon the exercise of options or purchased pursuant to the Plan will be issued only at a time when the Registration Statement is effective.

        (b) The opinions expressed in this letter are specifically limited to the matters set forth in this letter and no other opinions should be inferred beyond the matters expressly stated herein.

        (c) The opinions expressed in this letter are based on the laws of the jurisdictions referred to in the next paragraph as they may be in effect on the date hereof and we assume no obligation to supplement this opinion if any applicable laws change after the date hereof.

        The opinions herein expressed are limited in all respects solely to matters governed by the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, insofar as each may be applicable. We express no opinion herein with respect to matters of local, county or municipal law, or with respect to the laws, regulations, or ordinances of local agencies within any state. Subject to the foregoing, any reference herein to "law" means applicable constitutions, statutes, regulations and judicial decisions.

        This opinion letter is rendered solely to you in connection with the above referenced matter and may not be relied upon by you for any other purpose or delivered to, or quoted or relied upon by, any other person without our prior written consent. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you of any facts, circumstances, events or developments that may be brought to our attention in the future, which facts, circumstances, events or developments may alter, affect or modify the opinions or beliefs expressed herein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                    Very truly yours,


                    /s/ Paul, Hastings, Janofsky & Walker LLP